Exhibit 99.1

For Immediate Release

GenCorp Closes Public Offering of Common Stock and
Concurrent Private Offering of 2 ¼% Convertible
Subordinated Debentures due 2024

SACRAMENTO, Calif. – November 23, 2004 – GenCorp Inc. (“GenCorp” or the “Company”) (NYSE: GY) today announced that it closed its public offering of 8,625,000 shares of its common stock, priced at $16.00 per share, which includes the underwriters’ over-allotment option to purchase up to 1,125,000 additional shares. Net proceeds to the Company are estimated to be $131.1 million. In addition, the Company announced that it closed its private offering of $80 million in aggregate principal amount of its 2 ¼% Convertible Subordinated Debentures due 2024. The debentures are convertible, at the option of the holder upon the satisfaction of certain conditions, into cash and, if applicable, the Company’s common stock at an initial conversion price of $20.00 per share, subject to certain adjustments. The initial conversion price is equivalent to a conversion rate of 50 shares per $1,000 principal amount of debentures. Net proceeds to the Company are estimated to be $77.8 million.

The Company has granted an initial purchaser of the debentures an option to purchase up to an additional $80 million aggregate principal amount of debentures. The private offering has been made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.

Terry L. Hall, chairman of the Board, president and chief executive officer of GenCorp, said, “We are pleased with the results of our equity and debenture offerings. Raising additional capital enhances our financial flexibility. These offerings, along with our proposed new credit facility, will substantially delever our balance sheet and reduce our interest expense.”

The debentures and the common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the debentures and common stock issuable upon conversion of the debentures may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed that it will file a registration statement covering the resale of the debentures and the common stock issuable upon conversion of the debentures.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time to time in GenCorp’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine GenCorp’s future results are beyond the ability of GenCorp to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. GenCorp undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650
              Judith Wilkinson/Jeremy Jacobs, Joele Frank, Wilkinson Brimmer Katcher 212.355.4449